IDS LIFE INSURANCE COMPANY OF NEW YORK
                                POWER OF ATTORNEY


City of Albany

State of New York

     Each of the undersigned, as officers and/or directors of IDS Life Insurance Company of New York on behalf of the below listed registrants previously have filed registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 with the Securities and Exchange Commission:

                                                                          1933 Act          1940 Act
                                                                          Reg. Number       Reg. Number

IDS Life of New York 4, 5, 6, 9, 10, 11, 12, 13 and 14                    33-52567          811-3500
     IDS Life of New York Employee Benefit Annuity (EBA-NY)
-------------------------------------------------------------------------

     IDS Life of New York Flexible Annuity (Flex-NY)                      33-4174           811-3500
-------------------------------------------------------------------------

     IDS Life of New York Variable Retirement and Combination             2-78194           811-3500
     Retirement Annuity (CRA-NY)
-------------------------------------------------------------------------

IDS Life of New York Flexible Portfolio Annuity Account                   333-03867         811-07623
     IDS Life of New York Flexible Portfolio Annuity (FPA-NY)
-------------------------------------------------------------------------

IDS Life of New York Account 8                                            33-15290          811-5213
     Flexible Premium Variable Life Insurance Policy (VUL-NY)
-------------------------------------------------------------------------

     Flexible Premium Variable Life Insurance Policy (VUL-3-NY)
-------------------------------------------------------------------------

     Flexible Premium Survivorship Variable Life Insurance Policy         333-42257         811-5213
     (V2D-NY)
-------------------------------------------------------------------------

IDS Life of New York Account SBS                                          33-45776          811-6560
     Symphony Annuity (SYMPHONY-NY)
-------------------------------------------------------------------------

IDS Life of New York Account 7                                            33-10334          811-4913
     Single Premium Variable Life Insurance Policy (SBS-SPVL-NY)

hereby constitutes and appoints William A. Stoltzmann, Mary Ellyn Minenko, Eileen J. Newhouse, Eric L. Marhoun, Christopher R. Long and Timothy S. Meehan or any one of them, as her or his attorney-in-fact and agent, to sign for her or him in her or his name, place and stead any and all filings, applications (including applications for exemptive relief), periodic reports, registration statements for existing or future products (with all exhibits and other documents required or desirable in connection therewith) other documents, and amendments thereto and to file such filings, applications, periodic reports, registration statements other documents, and amendments thereto with the Securities and Exchange Commission, and any necessary states, and grants to any or all of them the full power and authority to do and perform each and every act required or necessary in connection therewith.

Dated the 14 day of April, 1999.


/s/ Timothy V. Bechtold                                 /s/ Thomas R. McBurney
    Timothy V. Bechtold                                     Thomas R. McBurney
    Director and President                                  Director

/s/ Maureen A. Buckley                                  /s/ Edward J. Muhl
    Maureen A. Buckley                                      Edward J. Muhl
    Director, Vice President, Chief Operating               Director
    Officer and Consumer Affairs Officer

/s/ Rodney P. Burwell                                  /s/  Thomas V. Nicolosi
    Rodney P. Burwell                                       Thomas V. Nicolosi
    Director                                                Director

/s/ John R. Cattau                                     /s/  Stephen P. Norman
    John R. Cattau                                          Stephen P. Norman
    Director                                                Director

/s/ Robert R. Grew                                     /s/  Richard M. Starr
    Robert R. Grew                                          Richard M. Starr
    Director                                                Director

/s/ Jeffrey S. Horton                                  /s/  Philip C. Wentzel
    Jeffrey S. Horton                                       Philip C. Wentzel
    Vice President and Treasurer                            Vice President and
                                                            Controller

/s/ Jean B. Keffeler                                   /s/  Michael R. Woodward
    Jean B. Keffeler                                        Michael R. Woodward
    Director                                                Director

/s/ Richard W. Kling
    Richard W. Kling
    Director and Chairman of the Board